Exhibit 99.1

NEWS RELEASE

Science 37 Reports Fourth Quarter and Full Year 2022 Financial Results

Research Triangle Park, N.C., March 6, 2023 — Science 37 Holdings, Inc. (Nasdaq: SNCE), (“Science 37”), the industry-leading Metasite™, today reported its financial results for the quarter and full year ended December 31, 2022.

“Fourth quarter results demonstrated a healthy rebound in bookings and continued efficiency and discipline with our cash resources,” stated David Coman, Chief Executive Officer of Science 37. “We remain confident that our strategy positions us well for profitable revenue growth and shareholder value creation ahead.”

Quarterly Financial Highlights

•Revenue was $15.9 million for the quarter ended December 31, 2022, a 22% decrease compared to the same period in 2021.
•Net bookings were $18.6 million for the quarter ended December 31, 2022, a 57.0% decrease compared to the same period in 2021.
•Gross profit was $3.6 million for the quarter ended December 31, 2022, compared to $4.2 million for the same period in 2021. Adjusted gross profit(1) was $3.9 million for the quarter ended December 31, 2022, compared to $4.7 million for the same period in 2021. Gross margin was 22.9% for the quarter ended December 31, 2022, compared to 20.7% for the same period in 2021. Adjusted gross margin(1) was 24.5% for the quarter ended December 31, 2022, compared to 23.2% percent for the same period in the prior year.
•Net loss was $66.5 million for the quarter ended December 31, 2022, resulting in loss per share of $0.57, compared to a net loss of $65.1 million in the same period in 2021, or loss per share of $0.60.
•Long-lived asset impairment was $44.1 million for the quarter ended December 31, 2022, compared to $0.0 million for the same period in 2021. The Company remains confident in the utility of long-lived assets and there has been no change as to their intended use.
•Adjusted net loss(1) was $16.9 million for the quarter ended December 31, 2022, compared to an adjusted net loss of $24.4 million in the same period in 2021.
•Adjusted EBITDA(1) was $(11.6) million for the quarter ended December 31, 2022, compared to $(21.5) million in the same period in 2021.

Annual Financial Highlights

•Revenue was $70.1 million for the year ended December 31, 2022, a 18% increase compared to the same period in 2021.
•Net bookings were $79.2 million for the year ended December 31, 2022, a 52% decrease compared to the same period in 2021.
•Gross profit was $15.9 million for the year ended December 31, 2022, compared to $17.2 million for the same period in 2021. Adjusted gross profit(1) was $17.6 million for the year ended December 31, 2022, compared to $18.0 million for the same period in 2021. Gross margin was 22.6% for the year ended December 31, 2022, compared to 28.9% for the same period in 2021. Adjusted gross margin(1) was 25.1% for the year ended December 31, 2022, compared to 30.3% for the same period in the prior year.
•Net loss was $51.0 million for the year ended December 31, 2022, resulting in loss per share of $0.44, compared to a net loss of $94.3 million in the same period in 2021, or loss per share of $2.89.
•Adjusted net loss(1) was $80.7 million for the year ended December 31, 2022, compared to an adjusted net loss of $52.1 million in the same period in 2021.
•Adjusted EBITDA(1) was $(62.5) million for the year ended December 31, 2022, compared to $(44.1) million in the same period in 2021.
•Cash and Cash Equivalents as of December 31, 2022 were $108.1 million.

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(1) Adjusted gross profit, adjusted gross margin, adjusted net income (loss) and adjusted EBITDA are non-GAAP financial measures. For a reconciliation to the most directly comparable GAAP measure, refer "Reconciliation of GAAP to non-GAAP measures" section included in this press release.

Full Year 2023 Financial Outlook

Science 37 is providing revenue guidance of $55.0 million to $60.0 million and adjusted EBITDA guidance of $(50.0) million to $(48.0) million for the fiscal year ending December 31, 2023.

The foregoing 2023 Financial Outlook statements represent management's current estimate as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

Science 37 has not provided a quantitative reconciliation of adjusted EBITDA guidance to net (income) loss on a forward-looking basis within this press release because the Company is unable, without unreasonable efforts, to provide reconciling information with respect to interest income, depreciation, amortization, stock-based compensation, restructuring costs and change in fair value of the Earn-Out liability, all of which are adjustments to adjusted EBITDA. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, some of which are outside of the Science 37’s control.

Webcast and Conference Call Details

Science 37 will host a conference call today, March 6, 2023, at 8:30 a.m. Eastern Time to discuss its quarter and year ended December 31, 2022 financial results. The call can be accessed by dialing 1-877-269-7751 (toll-free domestic) or 1-201-389-0908 (international) using the conference ID 13736111 or by utilizing the Call me™ feature using this link to request a return call for instant telephone access to the event. The live webcast may be accessed via the investor relations section of the Science 37 website. A replay of the webcast will be available for approximately 90 days.

About Science 37

Science 37 Holdings, Inc.’s (Nasdaq: SNCE) mission is to accelerate clinical research by enabling universal trial access for patients. As a single Metasite™, Science 37 reaches an expanded patient population beyond the traditional site and delivers the recruiting power of up to 20 sites in one with greater patient diversity. Patients gain the flexibility to participate from the comfort of their own home, at their local community provider, or at a traditional site when needed. The Science 37 Metasite is powered by a proprietary technology platform, in addition to in-house investigators, mobile nurses, and remote coordinators that drive uniform study orchestration, enabling greater compliance and high-quality data. To learn more, visit www.science37.com, or email science37@science37.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding Science 37’s anticipated growth and profitability, the products offered by Science 37 and the markets in which it operates and revenue and adjusted EBITDA guidance for fiscal year 2023. These forward-looking statements generally are identified by the words “believe,” “can,” “could,” “seek,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “might,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the ability to maintain the listing of Science 37’s securities on Nasdaq, (ii) volatility in the price of Science 37’s securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Science 37 operates, variations in performance across competitors, changes in laws and regulations affecting Science 37’s business and changes in its capital structure, and general economic and financial market conditions, including fluctuations in currency exchange rates, economic instability, and inflationary conditions, (iii) the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional opportunities, (iv) the risk that Science 37 may never achieve or sustain profitability, (v) the risk that Science 37 will need

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to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all, (vi) failure to realize anticipated cost savings, and (vii) risks related to the general economic and financial market conditions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 06, 2023 and in our other documents filed by Science 37 from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Science 37 assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Science 37 does not give any assurance that Science 37 will achieve its expectations.

Use of Non-GAAP Financial Measures and Key Performance Measures

In addition to the financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), this press release contains certain non-GAAP financial measures, including adjusted gross profit, adjusted gross margin, adjusted EBITDA and adjusted net income (loss). A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s financial performance that excludes or includes amounts from the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company. Please refer to the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables contained at the end of this release.

The Company defines adjusted gross profit as gross profit excluding stock-based compensation expense. The Company defines adjusted gross margin as gross margin excluding stock-based compensation expense.

The Company defines adjusted net income (loss) (including adjusted diluted earnings per share) as net income (loss) (including diluted earnings per share) excluding transactions that the Company believes are not representative of its core operations, namely: restructuring and other costs; transaction and integration-related expenses; stock-based compensation expense; impairment losses; other income (expense), net; and gain or loss on extinguishment of debt.

EBITDA represents earnings before interest, taxes, depreciation, and amortization. The Company defines adjusted EBITDA as EBITDA, further adjusted to exclude expenses and transactions that the Company believes are not representative of its core operations, namely: restructuring and other costs; transaction and integration-related expenses; stock-based compensation expense; impairment losses; other income (expense), net; and gain or loss on extinguishment of debt.

Each of the non-GAAP measures noted above are used by management and the Board to evaluate the Company's core operating results because they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business.

Management believes that adjusted gross profit, adjusted gross margin, adjusted EBITDA and adjusted net income (loss) are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical periods. In addition, these measures are frequently used by analysts, investors, and other interested parties to evaluate and assess performance.

Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Also, other companies might calculate these measures differently.

This press release also contains certain key performance measures which we use to evaluate our business and results, measure performance, identify trends, formulate plans and make strategic decisions. We believe that the presentation of such metrics is useful to the Company’s investors because they are used to measure and model the performance of companies such as ours. Net bookings represent new business awards, net of contract modifications, contract cancellations, and other adjustments. Net bookings represent the minimum contractual value for the initial planned duration of a contract as of the contract execution date. The minimum fixed fees, upfront implementation fees and technology and support fees are included in net bookings. Estimates of variable revenue for utilization in excess of the contracted amounts is not

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included in the value of net bookings. Net bookings vary from period to period depending on numerous factors, including customer authorization volume, sales performance and the overall health of the life sciences industry, among others.

Contacts:

INVESTOR RELATIONS:
Steve Halper
LifeSci Advisors
shalper@lifesciadvisors.com

MEDIA INQUIRIES:
Grazia Mohren
Science 37
Email: pr@science37.com

NEWS RELEASE
3564SCIENCE 37 HOLDINGS, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share data)	2022	2021	2022	2021
Revenue	$15,936	$20,376	$70,147	$59,597

Operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	12,293	16,148	54,278	42,394
Selling, general and administrative	20,432	35,646	103,254	73,122
Impairment of long-lived assets	44,079	—	44,079	—
Depreciation and amortization	5,373	2,610	17,942	7,799
Restructuring costs	2,628	—	2,628	—
Total operating expenses	84,805	54,404	222,181	123,315

Loss from operations	(68,869)	(34,028)	(152,034)	(63,718)

Other income (expense):
Interest income	948	1	1,695	3
Sublease income	102	241	820	685
Change in fair value of earn-out liability	1,130	(31,300)	98,730	(31,300)
Other income (expense), net	80	(12)	(289)	—
Total other income (expense), net	2,260	(31,070)	100,956	(30,612)
Loss before income taxes	(66,609)	(65,098)	(51,078)	(94,330)
Income tax (benefit) expense	(88)	1	(90)	1
Net loss	$(66,521)	$(65,099)	$(50,988)	$(94,331)

Net loss per share
Basic and diluted	$(0.57)	$(0.60)	$(0.44)	$(2.89)
Weighted average common shares outstanding:
Weighted average shares used to compute basic and diluted net loss per share	116,398	109,101	115,876	32,679

Comprehensive loss
Net loss	$(66,521)	$(65,099)	$(50,988)	$(94,331)
Foreign currency translation	41	—	193	—
Total comprehensive loss	$(66,480)	$(65,099)	$(50,795)	$(94,331)

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SCIENCE 37 HOLDINGS, INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
(In thousands, except share data)	2022	2021
Assets
Current assets:
Cash and cash equivalents	$108,091	$214,601
Accounts receivable and unbilled services, net	10,992	10,699
Prepaid expenses and other current assets	7,121	7,403
Total current assets	126,204	232,703
Property and equipment, net	—	1,393
Operating lease right-of-use assets	—	2,086
Capitalized software, net	—	24,290
Other assets	244	326
Total assets	$126,448	$260,798
Liabilities, redeemable convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$7,206	$12,819
Accrued expenses and other liabilities	11,364	17,073
Deferred revenue	4,606	5,130
Total current liabilities	23,176	35,022
Non-current liabilities:
Deferred revenue	3,654	2,478
Operating lease liabilities	716	1,322
Other long-term liabilities	1,346	1,477
Long-term earn-out liability	170	98,900
Total liabilities	29,062	139,199

Redeemable convertible preferred stock:
Redeemable convertible preferred stock, $0.0001 par value; 100,000,000 shares authorized, 0 issued and outstanding at December 31, 2022 and 2021	—	—
Stockholders’ equity:
Common stock, $0.0001 par value; 400,000,000 shares authorized, 116,432,029 and 114,991,026 issued and outstanding at December 31, 2022 and 2021, respectively	12	11
Additional paid-in capital	350,247	323,666
Accumulated other comprehensive income	193	—
Accumulated deficit	(253,066)	(202,078)
Total stockholders’ equity	97,386	121,599
Total liabilities, preferred stock and stockholders’ equity	$126,448	$260,798

NEWS RELEASE
SCIENCE 37 HOLDINGS, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(In thousands)	2022	2021
Cash flows from operating activities:
Net loss	$(50,988)	$(94,331)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	17,942	7,799
Non-cash lease expense related to operating lease right-of-use assets	1,034	1,429
Stock-based compensation	24,562	8,407
(Gain) loss on change in fair value of earn-out liability	(98,730)	31,300
Loss on long-lived asset impairment	44,079	—
Gain on foreign currency exchange rates	(372)	—
Provision for doubtful accounts	529	269
Loss on disposal of fixed assets	—	10
Changes in operating assets and liabilities:
Accounts receivable and unbilled services	(821)	232
Prepaid expenses and other current assets	282	(6,026)
Other assets	449	(142)
Accounts payable	(6,778)	5,243
Accrued expenses and other current liabilities	(6,545)	7,158
Deferred revenue	652	2,044
Operating lease liabilities	(606)	(1,112)
Other, net	(132)	1,242
Net cash used in operating activities	(75,443)	(36,478)
Cash flows from investing activities:
Payments related to capitalized software development costs	(31,707)	(19,345)
Purchases of property and equipment	(167)	(1,231)
Net cash used in investing activities	(31,874)	(20,576)
Cash flows from financing activities:
Proceeds from warrant exercises	—	10
PIPE shares issuance, net of transaction costs	—	184,530
Merger shares issuance, net of transaction costs	—	52,200
Proceeds from stock option exercises	610	1,432
Net cash provided by financing activities	610	238,172
Net (decrease) increase in cash and cash equivalents	(106,510)	181,118
Cash and cash equivalents, beginning of period	214,601	33,483
Cash and cash equivalents, end of period	$108,091	$214,601
Supplemental disclosures of non-cash activities
Balance in accounts payable and accrued expenses and other current liabilities, and capitalized stock-based compensation related to capitalized software and fixed asset additions	$(3,412)	$(4,325)
Right-of-use asset obtained in exchange for operating lease liabilities	$—	$(1,305)
Conversion of preferred stock into common stock	$—	$(143,086)
Earn-out shares	$—	$67,600

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SCIENCE 37 HOLDINGS, INC. and SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited)

The following table provides reconciliation of adjusted gross profit and adjusted gross margin to gross profit and gross margin, the most directly comparable GAAP measures, respectively:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2022	2021	2022	2021
Revenue	$15,936	$20,376	$70,147	$59,597

Gross profit	$3,643	$4,228	$15,869	$17,203
Stock-based compensation (1)	$262	$499	$1,743	$846
Adjusted gross profit	$3,905	$4,727	$17,612	$18,049

Gross margin	22.9%	20.7%	22.6%	28.9%
Adjusted gross margin	24.5%	23.2%	25.1%	30.3%

The following table provides reconciliation of adjusted EBITDA to net income (loss), the most directly comparable GAAP measure:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2022	2021	2022	2021
Net loss	$(66,521)	$(65,099)	$(50,988)	$(94,331)
Interest income	(948)	(1)	(1,695)	(3)
Depreciation and amortization	5,373	2,610	17,942	7,799
Other (income) expense(2)	(1,312)	31,071	(99,261)	30,615
Stock-based compensation expense	5,138	6,494	24,562	8,407
Impairment of long-lived assets	44,079	—	44,079	—
Restructuring costs	2,628	—	2,628	—
Transaction related expenses	—	3,185	—	3,185
Franchise taxes	54	241	284	241
Provision for income taxes	(88)	1	(90)	1
Adjusted EBITDA	$(11,597)	$(21,498)	$(62,539)	$(44,086)

(1)Represents the portion of total stock-based compensation recorded within cost of revenues.
(2)For the three months and year ended December 31, 2022, other (income) expense includes a gain of $1.1 million and $98.7 million, respectively, associated with the change in the fair value of the earn-out liability and in each of the three months and year ended December 31, 2021, other (income) expense includes a loss of $31.3 million associated with the change in the fair value of the earn-out liability.

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The following table provides reconciliation of adjusted net income (loss) to net income (loss), the most directly comparable GAAP measure:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2022	2021	2022	2021
Net loss	$(66,521)	$(65,099)	$(50,988)	$(94,331)
Interest income	(948)	(1)	(1,695)	(3)
Other (income) expense(1)	(1,312)	31,071	(99,261)	30,615
Stock-based compensation expense	5,138	6,494	24,562	8,407
Impairment of long-lived assets	44,079	—	44,079	—
Restructuring costs	2,628	—	2,628	—
Transaction related expenses	—	3,185	—	3,185
Adjusted net loss	$(16,936)	$(24,350)	$(80,675)	$(52,127)

(1)For the three months and year ended December 31, 2022, other (income) expense includes a gain of $1.1 million and $98.7 million, respectively, associated with the change in the fair value of the earn-out liability and in each of the three months and year ended December 31, 2021, other (income) expense includes a loss of $31.3 million associated with the change in the fair value of the earn-out liability.